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                                                           Exhibit 4.06

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of January 28, 2000 by and among QUEPASA.COM, INC. ("Quepasa") and VERDE CAPITAL PARTNERS, LLC, ALPHABIT MEDIA VENTURES, LLC, DESIGNET, S.A. de C.V., DESIGNET VENTURES, LLC and CRUTTENDEN ROTH INCORPORATED, LTD. (collectively, the "Shareholders").


                                   WITNESSETH:

         WHEREAS, Quepasa, eTrato Acquisition Inc., a Delaware corporation wholly-owned by Quepasa (the "Merger Sub"), eTrato.com, Inc., a Delaware corporation (eTrato") and the Shareholders have entered into a Merger Agreement dated December 17, 1999 (the "Merger Agreement"); and

         WHEREAS, as a condition to the closing of the Merger Agreement, Quepasa and the Shareholders have agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

         1.1 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

         1.2 "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Quepasa with the SEC.

         1.3 "Nasdaq" shall mean the Nasdaq National Market;

         1.4 "Quepasa IPO" means Quepasa's initial public offering of common stock effective as of June 24, 1999;

         1.5 "Quepasa Common Stock" shall mean the common stock, $.001 par value, of quepasa.com, inc., a Nevada corporation;

         1.6 "Registration Expenses" shall mean all expenses incurred by Quepasa in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Quepasa, fees and expenses of independent public accountants of Quepasa, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Quepasa which shall be paid in any event by Quepasa).
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         1.7 "Registrable Securities" means (a) the Quepasa Common Stock issued to the Shareholders pursuant to Section 1.5 of the Merger Agreement; and (b) any additional securities issued to the Shareholders with respect to the foregoing upon any stock split, stock dividend, recapitalization, dilution adjustment or similar event.

         1.8 "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereto by the SEC.

         1.9 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

         1.10 "SEC" or "Commission" means the Securities and Exchange
Commission.

         1.11 All other capitalized terms used herein which are not specifically defined shall have the meaning ascribed to them in the Merger Agreement.


2.       REGISTRATION RIGHTS

         2.1 Piggyback Registration Rights.

              (a) Quepasa shall notify all Shareholders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of Quepasa (including, but not limited to, registration statements relating to secondary offerings of securities of Quepasa, but excluding registration statements relating to employee benefit plans, with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or any similar rule of the Commission or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the Registrable Securities, including Form S-4 or any form substituted therefor) and will afford each such Shareholder an opportunity to include in such registration statement, at such Shareholder's election, all or part of such Registrable Securities held by such Shareholder. Each Shareholder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from Quepasa, so notify Quepasa in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Shareholder. If a Shareholder decides not to include any or all of its Registrable Securities in any registration statement thereafter filed by Quepasa, such Shareholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Quepasa with respect to offerings of its securities, all upon the terms and conditions set forth herein.

              (b) Underwriting. If the registration statement under which Quepasa gives notice under this Section 2.1 is for an underwritten offering, Quepasa shall so advise the Shareholders of Registrable Securities. In such event, the right of any such Shareholder to be included in a registration pursuant to this Section 2.1 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Registrable Securities in the underwriting to the extent provided herein. All Shareholders


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proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Quepasa. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Quepasa and second to holders of Registrable Securities and other security holders, if any, who have registration rights with respect to the securities they desire to have registered in proportion, as nearly as practicable, to their respective holdings of securities of Quepasa. If any Shareholder disapproves of the terms of any such underwriting, such Shareholder may elect to withdraw therefrom by written notice to Quepasa and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Shareholder which is a partnership or corporation, the partners, retired partners and stockholders of such Shareholder, or the estates and family members of any such partners and retired partners and any trusts or other entities controlled by or formed for the benefit of any of the foregoing person shall be deemed to be a single "Shareholder", and any pro rata reduction with respect to such "Shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Shareholder," as defined in this sentence.

         2.2 Form S-3 Registration.

              (a) On or within 10 days from the one-year anniversary of the closing of the Merger Agreement, Quepasa shall diligently prepare and file with the SEC a registration statement on Form S-3 to register for resale by the Shareholders all of the Registrable Securities.

              (b) After filing, Quepasa shall diligently use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) two years after effectiveness of the Form S-3 or (ii) until the Shareholders are free to resell all of the Registrable Securities pursuant to Rule 144(k).

         2.3 Obligations of Quepasa. Whenever required to effect the registration of any Registrable Securities pursuant to Sections 2.2 and 2.3 herein, Quepasa shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (b) Furnish to the Shareholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall


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be reasonably requested by the Shareholders; provided that Quepasa shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Shareholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (e) Notify each Shareholder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

              (f) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Quepasa for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Quepasa, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

         2.4 Expenses of Registration. Quepasa shall pay all Registration Expenses, except that the Shareholders shall bear all Selling Expenses attributable to their Registrable Securities being registered and fees of their counsel.

3.       INDEMNIFICATION

         3.1 To the extent permitted by law, Quepasa will indemnify and hold harmless each Shareholder, the partners, officers and directors of each Shareholder, any underwriter (as defined in the Securities Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Quepasa: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by Quepasa of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Quepasa will pay to each such Shareholder, partner, officer,


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director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Quepasa, which consent shall not be unreasonably withheld, nor shall Quepasa be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Shareholder, partner, officer, director, underwriter or controlling person of such Shareholder or from such Shareholder's failure to deliver, at the time required by the Securities Act, a final or amended prospectus that corrects any actual or alleged untrue statement or omission contained in any preliminary prospectus or prior prospectus if such Shareholder previously has been provided such final or amended prospectus in accordance with
Section 2.3.

         3.2 To the extent permitted by law, each Shareholder will, if Registrable Securities held by such Shareholder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Quepasa, each of its directors, its officers and each person, if any, who controls Quepasa within the meaning of the Securities Act, any underwriter and any other Shareholder selling securities under such registration statement or any of such other Shareholder's partners, directors or officers or any person who controls such Shareholder, against any losses, claims, damages or liabilities (joint or several) to which Quepasa or any such director, officer, controlling person, underwriter or other such Shareholder, or partner, director, officer or controlling person of such other Shareholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in strict conformity with written information furnished by such Shareholder under an instrument duly executed by such Shareholder and stated to be specifically for use in connection with such registration; and each such Shareholder will pay any legal or other expenses reasonably incurred by Quepasa or any such director, officer, controlling person, underwriter or other Shareholder, or partner, officer, director or controlling person of such other Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 3 exceed the net proceeds from the offering received by such Shareholder.

         3.3 Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the


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indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 3 but only to the extent such failure is materially prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.

         3.4 If the indemnification provided for in this Section 3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Shareholder hereunder exceed the net proceeds from the offering received by such Shareholder.

         3.5 The obligations of Quepasa and Shareholders under this Section 3 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

4.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights to cause Quepasa to register Registrable Securities pursuant to this Agreement may be assigned by a Shareholder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or director, officer, employee or owner of a Shareholder, or (b) is a Shareholder's family member or trust or other entity controlled by or formed for the benefit of an individual Shareholder or family; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to Quepasa written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.


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5.       RULE 144 REPORTING

         With a view to making available to the Shareholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Quepasa agrees to use its best efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

              (b) File with the SEC, in a timely manner, all reports and other documents required of Quepasa under the Exchange Act; and

              (c) So long as a Shareholder owns any Registrable Securities, furnish to such Shareholder forthwith upon request: a written statement by Quepasa as to its compliance with the reporting requirements of Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of Quepasa; and such other reports and documents as a Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

6.       MISCELLANEOUS

         6.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         6.2 Amendments and Waivers. Except as hereinafter provided, amendments to this Agreement shall require and shall be effective upon receipt of the written consent of Quepasa and the Shareholders of at least a majority in interest of the Registrable Securities. Except as hereinafter provided, compliance with any covenant or provision set forth herein may be waived upon written consent by the party or parties whose rights are being waived; provided, that, the rights of Shareholders of Registrable Securities can be waived only upon the written consent of a majority in interest of the Registrable Securities then held by the Shareholders. Notwithstanding the foregoing, no waivers or amendments shall be effective to reduce the percentage in interest of the Registrable Securities then held by the Shareholders required under this Section. Any waiver or amendments may be given subject to satisfaction of conditions stated therein and any waiver or amendments shall be effective only in the specific instance and for the specific purpose for which given.

         6.3 Notices.

         As the terms "notice" or "notices" are used herein as between the parties, such term shall mean a written document, explaining in reason for the notice, and the same shall be mailed by United States Postal Service Via Certified Mail, Return Receipt Requested, or by recognized overnight courier service, addressed as follows:


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         If to Quepasa:                quepasa.com, inc.
                                       400 East Van Buren, 4th Floor
                                       Phoenix, Arizona  85004
                                       FAX:  602-716-0200
                                       Attn:  Gary Trujillo

         With a copy to:               Brownstein, Hyatt & Farber, P.C.
                                       410 17th Street, 22nd Floor
                                       Denver, Colorado 80202
                                       FAX:  303-223-1111
                                       Attn:  Jeffrey Knetsch

         If to eTrato:                 eTrato.com, Inc.
                                       1112 Harrison Street
                                       San Francisco, California  94103
                                       FAX:  415-242-9343
                                       Attn:  Joe Belluomini

         With a copy to:               Crosby, Heafey, Roach & May
                                        Professional Corporation
                                       Four Embarcadero Center
                                       Suite 1900
                                       San Francisco, California  94111
                                       FAX:  415-391-8269
                                       Attn:  Matthew P. Fisher

         If to Verde:                  Verde Capital Partners, LLC
                                       2525 East Camelback Road
                                       Suite 1150
                                       Phoenix, Arizona  85016
                                       FAX:  602-522-3159
                                       Attn:  Ernest C. Garcia III

         With a copy to:               Snell & Wilmer, L.L.P.
                                       One Arizona Center
                                       Phoenix, Arizona 85004
                                       FAX:  602-382-6070
                                       Attn:  Steven D. Pidgeon, Esq.

         If to Alphabit:               Alphabit Media, Inc.
                                       1112 Harrison Street
                                       San Francisco, California  94103
                                       FAX:  415-252-9343
                                       Attn:  Steve Landman


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         With a copy to:               Crosby, Heafey, Roach & May
                                       Professional Corporation
                                       Four Embarcadero Center
                                       Suite 1900
                                       San Francisco, California  94111
                                       FAX:  415-391-8269
                                       Attn:  Matthew P. Fisher

         If to Designet:               Designet S.A. de C.V.
                                       Napoles 59, Primer Piso
                                       Col. Juarez
                                       Mesico, D.S.  06600
                                       FAX:  011-525-286-8124
                                       Attn:  Elias Terman

         With a copy to:               Mitchell & Shea
                                       1540 Sixth Avenue
                                       San Diego, California  92101
                                       FAX:  619-702-6534
                                       Attn:  Patrick G. Shea

         If to CRI:                    Cruttenden Roth Incorporated
                                       24 Corporate Plaza
                                       Newport Beach, California  92660
                                       FAX:  949-720-7223
                                       Attn:  Aaron Gurewitz


Such notice shall be deemed to have been given on the date placed in the U.S. Mails or delivered to the overnight courier service, whether actually received by the addressee or not. The parties may from time to time amend the above addresses and names by written notice given the other party.

         6.4 Termination. This Agreement shall terminate with respect to any holder of Registrable Securities on the earlier of the date that all of such holder's Registrable Securities (a) have been sold pursuant to a registration statement under the Securities Act or (b) may immediately be sold by such Holder pursuant to Rule 144 under the Securities Act during any 90 day period; provided, however, that this Agreement shall not terminate if any shares are subject to any then-effective registration rights pursuant to Section 2 hereof.

         6.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, except that Quepasa shall not have the right to delegate its obligations hereunder or to assign its rights hereunder.


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         6.6 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

         6.7 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Arizona.

         6.9 Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         6.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         6.11 Further Assurances. From and after the date of this Agreement, upon the request of any party hereto, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the undersigned have executed this Registration
Rights Agreement as of the day and year first above written.


                                       QUEPASA.COM, INC.


                                       By:      /s/ Gary Trujillo
                                                -----------------
                                       Title:   President & CEO
                                                ---------------


                                       VERDE CAPITAL PARTNERS, LLC


                                       By:      /s/ Ernest C. Garcia II
                                                -----------------------
                                       Title:   Member
                                                ------


                                       ALPHABIT MEDIA VENTURES, LLC


                                       By:      /s/ Steven Landman
                                                ------------------
                                       Title:   President
                                                ---------


                                       DESIGNET, S.A. de C.V.


                                       By:      /s/ Elias M. Terman
                                                -------------------
                                       Title:   President
                                                ---------


                                       DESIGNET VENTURES, LLC


                                       By:      /s/ Elias M. Terman
                                                -------------------
                                       Title:   President
                                                ---------


                                       CRUTTENDEN ROTH INCORPORATED


                                       By:      /s/ Andrew M. Gurewitz
                                                ----------------------
                                       Title:   Principal
                                                ---------


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